SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201, Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (864) 585-3605

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2016, Synalloy Corporation, a Delaware corporation (“Synalloy”), entered into a Master Lease Agreement (the “Lease”) with Store Master Funding XII, LLC, a Delaware limited liability company and an affiliate of Store Capital Corporation (“Store Master Funding”). The description of the Lease is set forth in Item 2.01 of this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The description of the Lease contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Lease. The Company will file the Lease with the U.S. Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As previously reported, on August 31, 2016, Synalloy and its subsidiaries Bristol Metals, LLC, a Tennessee limited liability company, Specialty Pipe & Tube, Inc., a Delaware corporation, Palmer of Texas Tanks, Inc., a Texas corporation, Manufacturers Chemicals, LLC, a Tennessee limited liability company, and Manufacturers Soap & Chemical Company, a Tennessee corporation (together with Synalloy, the “Synalloy Companies”), entered into a Purchase and Sale Agreement (the “PSA”) with Store Capital Acquisitions, LLC, a Delaware limited liability company and an affiliate of Store Capital Corporation (“Store Capital Acquisitions”).

On September 30, 2016, pursuant to the terms and conditions of the PSA, the Synalloy Companies completed the sale of their real estate properties in Tennessee, South Carolina, Texas and Ohio to Store Capital Acquisitions for a purchase price of $22.0 million. The closing of the sale-leaseback transaction provided Synalloy with net proceeds (after transaction-related costs) of approximately $21.75 million. The net proceeds are to be used to pay down debt under Synalloy’s credit agreement, pursue future acquisitions, finance high return on investment capital projects, and for other corporate purposes.

As part of the transaction, Synalloy entered into the Lease pursuant to which Synalloy is leasing the locations for an initial term of 20 years, with two renewal options of ten years each. First year rent expense will be $1.892 million. The Lease includes a rent escalator equal to the lesser of 1.25 times the percentage increase in the Consumer Price Index since the previous increase or 2.00%. For each location, Synalloy simultaneously entered into a sublease with the applicable operating subsidiary.

Other than in respect to the transaction discussed above, there are no material relationships between the parties involved and the registrant or any of its affiliates, or any director or officer of the registrant, or any associate of any such director or officer.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

The description of the Lease contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Lease. The Company will file the Lease with the U.S. Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ CRAIG C. BRAM
Craig C. Bram
Chief Executive Officer

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

Dated: October 4, 2016